Phase 2 Project of the Nan’an City e-Government Construction

Main Contract

July 10, 2006

This contract is signed on July 10, 2006 at Nan’an City, Fujian province.

Party A: Nan’an City Administrative Electronic Information Management Company Limited

Party B: Expert Network (Shenzhen) Company Limited

Based on good partnership formed between Party A and Party B during the Phase 1 of the e-government construction project of Nan’an City and to meet the need of the Nan’an City e-government construction project, Party A formally appoints Party B to undertake the Phase 2 of Nan’an City e-government construction project.  Both Party A and Party B abiding by the principles of equality, voluntariness, fairness, sincerity and trust, through negotiation and discussion in unanimity, reach and agree to obey the following terms and conditions.

Clause One  Scope of Works of Phase 2 Project

“Phase 2 Project” means the second stage of Nan’an City e-government construction project that Party A appoints Party B to undertake, including the whole process of providing feasibility study, design and implementation of the Social Security and Insurance Systems, One Card Communication System and Nan’ e-Government Application Expansion System, i.e., totally 3 items.

Clause Two Status of Project On-Site

1.

This Project is located at Nan’an City, Fujian province.

2.

Before the commencement of the Project, Party B shall have full understanding of Party A’s condition and shall have taken into considerations all those factors that may affect the construction and shall have accordingly prepared corresponding measurement.

3.

Party B shall make all necessary preparations before the construction commences, including setting up project implementation plans with suppliers, organizing construction workers and providing basic working and living conditions for these workers.

Clause Three  Construction Period

1.

This Contract shall be commenced on August 15, 2006, with a total construction period of 12 months.  This construction period represents the total duration for the research, design, implementation and completion of the Phase 2 of Nan’an City e-government Project.

2.

Party B shall adopt systematic engineering management method for the Project, observe the construction schedule of Party A and ensure that the Project will be completed on schedule.

3.

The construction period shall include all the working hours for construction preparation, selection of suppliers, software development, installation and testing, and acceptance check of the Project.

4.

If the Project is delayed due to Party A’s default, Party A shall according to the situation coordinate actively with Party B so as to ensure that the Project will be completed on schedule.

Clause Four Rights and Obligations of Party A and Party B

A.

Rights and Obligations of Party A

1.

Party A has the right to alter the construction design of the Project according to the actual needs of Nan’an City’s development and to select or change the hardware equipments and software systems in accordance with the altered design. Party B shall redesign and replace the hardware equipments and software systems in accordance with Party A’s request. Any necessary costs resulting from such redesign shall be borne by Party A.

2.

Party A has the right to select the Project Supervisor and to sign supervision contract with it.

3.

Party A has the right to examine the progress and quality of the Project at any time, and to demand Party B to provide the monthly progress report and other related reports concerning the construction of the Project.

4.

In case Party A finds that Party B’s employees, its sub-contractors or suppliers are unable to fulfill their corresponding responsibilities, Party A has the right to request Party B to replace them and Party B shall made such replacement as requested. Otherwise, Party A shall be entitled to terminate this Contract and request Party B to assume the relevant liability for compensation.

5.

Party A shall make the down payment to Party B before the commencement of the Project construction works and shall make payment according to the progress of the Project.

6.

Party A shall be responsible for external liaison and coordination works during the construction period of the Project so as to provide a good environment for the Project construction. In the event that part of or the entire coordination works need to be entrusted to Party B, then supplementary provisions shall be made to expressly specify the scope of works assigned and the corresponding remuneration.

7.

Party A shall provide Party B all the documents related to the Project.

8.

Party A shall provide written decision within the prescribed time agreed by both Parties in reply to the written request for decision submitted by Party B.

9.

Other rights and obligations that are stipulated in this Contract and the annexure hereof.

B.

Rights and obligations of Party B

1.

Party B shall make use of its own resources and experience of the Phase 1 of the Nan’an e-government construction project to plan, design and implement the Phase 2 of the Nan’an e-government construction.

2.

Party B recognizes that it fully understand each of the conditions and factors relevant to the on-site project and based on such recognition, guarantees to complete the Project on schedule and in pre-set quality without additional costs unless pursuant to other terms and conditions of this contract.

3.

Select quality suppliers to provide software and hardware systems required by the construction of the Project; select quality enterprises as the sub-contractors to provide all sort of services required by the Project. Party B shall be liable to Party A for all the acts of the suppliers, sub-contractors and other auxiliary members selected by Party B.

4.

Be responsible for the organization, construction, management, coordination and implementation of the Project.

5.

Designate a site manager to be responsible for the overall work of the construction site and to handle all relevant matters on the construction site in accordance with this Contract.

6.

Submit quarterly progress reports of the Project to Party A.

7.

Accept monitoring and inspection by Party A’s on-site management personnel and provide facilitation for daily inspection.

8.

Upon the completing of the Phase 2 project, the pass of the acceptance check and the delivery of the Project to Party A for use, the Project shall enter into warranty period. If problem relating to the quality of the Project arises during the warranty period, Party B shall be responsible for repairs, replacement and the returning of the goods and to bear the relevant expenses.

9.

Submit upon request from Party A all technical information related to the scope of the Project to Party A during the construction period of the Project and to arrange such information as required for compilation of information about the Project’s completion.

10.

Keep good coordination with other professional sub-contractors.

11.

Party B has the responsibility and obligation to safeguard the technical confidentiality of the Project and shall not provide any materials or documents relating to the Project to any other party without the consent of Party A.

12.

Responsible for maintaining the system during its trial operation and warranty period.

13.

Provides full set of documents mentioned in this Contract.

14.

Provides relevant professional training to satisfy the needs of the Project.

Clause Five  Development, Testing, Trial Running and

Check before Acceptance of Phase 2

Party B shall through feasibility study prepared and submit “Technology Plan” for Party A’s approval and shall commence system development upon such approval.

1.

During the developing cycle of each application system, Party B shall complete the development and testing of the software for each application system.  After the system has been installed, Party A together with Party B and the Supplier shall conduct preliminary inspection of the system within 3 business days.  The system shall be put into trial running only if the preliminary inspection is passed.

2.

Party A shall propose to Party B for any modification and perfection in writing within 3 working days after the system has been put into trial running for 10 days.  Party B shall then finish system modification and perfection within 10 days and submit to Party A for checking before acceptance.  Party A, Party B and the Supplier shall carry out the final check before acceptance of the software system within 5 working days.
Party B shall ensure to complete system developing, testing, trial-run, perfection, installation, training and check before acceptance within the working schedule of each application system of the Phase 2 Project.

3.

Transfer of Project and Documentary Information

Party B shall transfer the project and all software and documentary information to Party A within 5 working days upon each item passed the check before acceptance.

Clause Six Completion of the checking before acceptance

1.

The Project shall conform to the relevant laws, regulations, standard and rules proclaimed by the State and other government authorities in charge of the profession.

2.

The Project shall be able to operate in stable and normal manners without requiring additional materials, equipments, parts or software, to the reasonable satisfaction of Party A and relevant government departments.

3.

The Project shall meet the needs and requirements of Nan’an City e-government Construction.

Clause Seven  Warranty, After-sales Services and Technical support of the Project

1.

Party B shall be responsible for providing maintenance to the Project starting from the day the Project passes the completion acceptance check and is transferred to Party A. The scope of warranty shall conform to the relevant provisions of this Contract.

2.

Technical support, warranty and free maintenance of the Project shall last for one year, starting from the day of the passing of the whole Project completion acceptance check.

3.

During the warranty period, Party B shall send technician to repair within 4 hours upon receipt of repair notice from Party A and shall provides spare parts so as to maintain the normal operation of the system. Otherwise, Party A shall arrange its own technicians to repair; all the expense and losses that may incur therein shall be borne by Party B.

4.

During the initial usage period (not more than 30 days), Party B shall send qualified and experienced technicians to stay on-site to handle any issues promptly.

5.

If there is any defect relating to the quality of the Project during or prior to the warranty period which is not maliciously caused by Party A, Party B shall be responsible to repair such defect and to bear all the resulting liabilities.

6.

Technical supports and maintenance services shall be promptly provided by Party B during the free warranty period. If there is any malfunction of Party A’s system, Party B’s technicians shall arrive at the site within 24 hours to eliminate the malfunction the quickest way. If the system is unable to be restored to normal operation within 48 hours, Party B shall provide back up equipments (systems) unconditionally to maintain its normal operation.

7.

Party B shall set up a specialized technical service system to ensure quick response speed and quality service.

8.

With the consent of Party A, Party B shall continue to provide maintenance service to Party A after the expiry of warranty period and both parties shall accordingly sign a maintenance contract.

9.

The following cases are not covered by the warranty period:

(a)

Damages maliciously caused by the staff of Party A;

(b)

Party A’s personnel replaced or repaired major equipments or material software without the permission of Party B;

(c)

Other circumstances which are excluded from the scope of warranty period by laws and regulations.

Any repair of damages caused by the above mentioned cases, Party B shall be entitled to reasonably charge Party A for materials fee.

10.

The free warranty and technical support shall only cover the hardware and software products provided to Party A by Party B, its sub-contractors or suppliers as stipulated in this Contract.

11.

Party B shall provide free technical support during the warranty period.

Clause Eight  Contract Price, Contracting Method, and Price Adjustment

1.

The total sum of the contract (including planning, design, hardware, software, installation, testing and training etc. of Phase 2 of the Nan’an e-government construction project) is RMB One Hundred and Fifty Four Million. (￥ 154,000,000.00).  Particulars of the contract sum for each item are listed out in the addendum.

The above contract sum is inclusive of the fee for the Nan’an City construction site, and all other fees and taxes payable to the State and all local government authorities.

2.

Contracting method: By main contracting with guarantee to complete within construction schedule and in good quality. Any alterations to the Project shall be handled according to relevant provisions of this Contract.

3.

If the number of hardware equipments or software expenditure is increased due to the change of needs of Party A, costs increased therefrom shall be agreed by Party A and Party B through negotiation and shall then sign a supplementary contract.  If no agreement can be reached through negotiation, both Parties shall jointly appoint a qualified appraisal institution to conduct assessment, and such costs shall be borne by Party A.

4.

Party B has considered and agreed to assume the risks resulted from the fluctuation of salary, project management costs and equipment prices during the project construction period, and shall not make any new demand.

5.

Unless otherwise stated, all direct costs resulting from the Project and other costs related to the Project are regarded as being included in the Project price of this Contract.

Clause Nine  Payment and Settlement Methods

1.

5% of the total contract price shall be retained as surety of the Project for warranty, after-sales service, training and technical support service etc.

2.

Payment for the Project

(i)

Party A shall, within 5 working days after the execution of this contract, pay Party B 50% of the total contract sum, i.e., RMB Seventy Seven Million (￥77,000,000.00);

(ii)

Within 10 working days after the completion of installation and testing, Party A shall pay party B 20% of the total contract sum, i.e,, RMB Thirty Million and Eight Hundred Thousand (￥30,800,000.00).

3.

Payment at completion of Project
Within 5 working days upon completion of the Phase 2 Project and passing of the check before acceptance, Party A shall pay Party B 25% of the total contract sum, i.e., RMB Thirty Eight Million and Five Hundred Thousand (￥38,500,000.00).

4.

Payment for the Surety for After-sales Service
Within 10 working days upon the expiry of warranty period, Party A shall return to Party B the surety for after-sales service (5% of the total contract price, i.e., RMB Seven Million and Seven Hundred Thousand (￥7,700,000.00)).

Clause Ten Training

Party B undertakes to provide on-site technical training to Party A. The training shall be of quality, and can be provided either by the OEMs, Party B or the sub-contractors.

Clause Eleven Force Majeure

If there is any event of force majeure such as natural disasters, wars, earthquakes, unexpected incidents, or governmental acts, etc., Party B shall vigorously take measures to minimize loss, and shall promptly report the loss incurred and cost of repair.  Damages to the Project shall be borne by Party A, while personal injuries, damages to equipments and loss arising from suspension of construction by Party B shall be borne by Party B.

If the event of force majeure results in delay of the performance of this contract or partial inability to perform this Contract, both Parties shall then through negotiation  decide whether to continue performing this Contract. If this Contract is terminated accordingly, the interests already acquired by each Party shall be returned to the other Party.

Clause Twelve Default Liabilities

Party B’s Default Liabilities:

1.

Party B shall bear the liabilities for the loss of Party A caused by the default of Party B, its sub-contractors, suppliers or auxiliary members (hereunder collectively referred to as “Party B”), and shall compensate Party A for its loss and pay the penalty for the breach.

2.

If the construction of this Project cannot be completed according to the construction schedule specified in this Contract due to Party B’s default, Party B shall pay Party A a penalty for the breach which is amount to 0.5％ of the total contract sum for each delayed business day, provided that the total penalty shall not exceed 20% of the total contract sum. If the delay lasts more than 150 days, Party B is deemed to be unable to fulfill this Contract and shall return to Party A all contract sum it has received from Party A and pay Party A 20% of the total contract sum being penalty for the breach.

3.

If Party B is unable to deliver any one of the systems of the Project as required, it is deemed to be unable to deliver the whole Project. Party B shall accordingly return to Party A the contract sum that Party A has paid for that system and pay Party A 10% of the total contract sum of this Contract being penalty for the breach.

4.

If Party B is unable to satisfactorily fulfill its obligations under the provisions of after-sales service, relevant service requirements and training as stipulated in this Contract, and is continue to be unable to fulfill such obligations according to this Contract after receiving written notice from Party A, Party B shall then pay Party A 5% of the total contract sum being penalty for the breach.

5.

If the types, models, specifications, quality or quantity of the hardware equipments delivered by Party B do not conform to the requirement in this Contract, Party A shall has the right to refuse accepting delivery, and Party B is deemed to be unable to deliver the equipments.

6.

If Party B is unable to fulfill its obligation under this Contract or to meet the technical requirements or system functions specified in the technical plan appraised by experts; or is still failed to carry out any modification upon receipt of written notice from Party A, or the modification made by Party B still fails to conform to the technical requirements or system functions as specified in the technical plan or tender document, Party A shall have the right to demand Party B to terminate the Project, to return all the contract sums that Party A has paid, and to pay 20% of the total contract sum being penalty for the breach price.

Party A’s Default Liabilities:

1.

If the loss of Party B is caused by Party A, Party A shall take the liabilities for the breach of contract and bear all relevant costs arising therefrom; if delay of the construction is caused, the construction schedule shall be extended accordingly.

2.

If goods are returned due to Party A’s default, Party A shall pay Party B 20% of price of such goods as a penalty.

3.

If a particular work of cannot be completed according to the construction schedule specified in the Contract due to the default of Party A or the Supervisor appointed by Party A which caused loss to Party B, the defaulting party shall pay Party B a penalty for the breach which amounts to 0.5% of the total contract sum of for each delayed business day, provided that such penalty shall not exceed 10% of the total contract sum.

4.

If Party A requests replacement of equipments so as to improve the design standards or has other legitimate reasons such as impediment of the related administration reforms which resulted in delay of the construction schedule, neither party shall bear liabilities of the breach but Party A shall make appropriate compensations to Party B.

5.

If Party A is unable to make payment to Party B on time according to the payment method stipulated in this contract, which caused significant loss to Party B, Party A shall pay Party B a particular sum as compensation, the amount of which to be negotiated and agreed depending on the actual loss.

Common Clause:

1.

Payment of penalty shall not release both parties’ responsibility to perform this Contract.

2.

The Party which unilaterally terminated this contract without legitimate reason shall be responsible to compensate the other party for all the economic losses incurred, and shall bear all incidental legal liabilities.

Clause Thirteen  Alterations and Cancellation of the contract

Unless stipulated in this Contract, neither party can alter or cancel this Contract unilaterally. Alterations or cancellation of this Contract shall be negotiated by both Parties, be recorded in writing, and shall take effect only after having been signed by authorized representatives of both Parties. These written records shall constitute part of this Contract and possess identical legal effect.

Clause Fourteen  Termination of Contract

1.

If the contract cannot be performed due to material breach of one party, the other party may terminate the contract by giving prior written notice, and demand that party to take all liabilities for the breach, to compensate all the economic loss and to pay penalty for the breach.

2.

This Contract can be terminated upon the mutual agreement of both Parties.

Clause Fifteen   Resolution of Disputes

If there is any dispute arising from the interpretation or performance of any provisions of the contract or in connection with any issues relating to the Project, both parties shall through friendly consultation to resolve it; failing which may submit the same for arbitration or litigation in courts.

Clause Sixteen   Miscellaneous

1.

The sub-contractors appointed by Party B shall be institutions with latent capability. Party A has the right to examine the qualifications of the sub-contractors and suppliers, which Party B shall be cooperative during the examination. Party B shall bear the legal responsibilities to Party A for acts of the sub-contractors and suppliers.

2.

For those matters not specified in this Contract, both parties shall consult with each other to resolve. If it is necessary to make any supplementary provisions and materials during the implementation of this Contract, such provisions and materials shall be agreed and signed by both parties. The executed supplementary provisions shall have the same legal effect as this Contract.

3.

Addendums hereof are the integral part of this Contract

Clause Seventeen  Effect of this Contract

This contract becomes effective once it is signed by the representatives of each parties sealed with the chop of respective party. This contract is in quadruplicate.  Each of Party A and Party B holds two copies which shall have the same legal effect.

Addendum of hereof shall have the same legal effect of this Contract.

This Contract is effective until all the provisions of this Contract are fulfilled and realized.

Addendum 1: “Project Items List of Phase 2 of the Nan’an City E-Government Project”

Addendum 2: “Itemized Contract Sum of Phase 2 of the Nan’an City E-Government Project ”

Party A:

Nan’an City Administrative Electronic Information Management

Company Limited

Representative:

[Signed and sealed with the chop of Nan’an City Administrative Electronic Information Management Company Limited’

Date:

July 10, 2006

Party B:

Expert Network (Shenzhen) Company, Limited

Representative:

[Signed and sealed with the chop of Expert Network (Shenzhen) Company Limited]

Date:

July 10, 2006

Addendum 1

Project Items List of Phase 2 of Nan’an City E-Government Project

Item	Investment Budget (RMB)
Social Security and Insurance Systems	￥42,000,000.00
One Card Communication System	￥38,000,000.00
E-government Application Expansion System	￥74,000,000.00
Total	￥154,000,000.00

Addendum 2:

Itemized Contract Sum of Phase 2 of the Nan’an City E-Government Project

A.

Breakdown of The Social Security and Insurance Systems of Nan’an City

Items	Name and Model	Qty	Unit Price	Amount
Network Products	Intel 550T Switchboard	2	￥385,000.00	￥770,000.00
	1000SX Module ES500MSXSST	2	￥22,700.00	￥45,400.00
	3 meter Optical cord	2	￥8,750.00	￥17,500.00
	Intel 510T Switchboard	1	￥25,500.00	￥25,500.00
	Intel 520T Switchboard	1	￥28,000.00	￥28,000.00
	Cisco PIX-515UR Firewall	2	￥84,000.00	￥168,000.00
	4 Port 10/100BaseT NIC PIX-4FE	2	￥21,000.00	￥42,000.00
	Cisco 3660 Router	1	￥280,000.00	￥280,000.00
	NM-1CE1U Module	1	￥140,000.00	￥140,000.00
	Cisco 3640 Router	1	￥210,000.00	￥210,000.00
	NM-1FE-TX Module	1	￥140,000.00	￥140,000.00
	NM-1CE1U Module	1	￥140,000.00	￥140,000.00
	Intel Shiva D56 Visit Server	1	￥230,000.00	￥230,000.00
	56K data Modern Module	28	￥560.00	￥15,680.00
PC server & Accessories	xSeries 360 86863RX PC Server	7	￥367,250.00	￥2,633,750.00
	IBM xSeries 350 86825RY PC Server	5	￥126,000.00	￥630,000.00
	Hard Disk	11	￥9,620.00	￥105,820.00
	Rack Set	5	￥61,200.00	￥306,250.00
	Win. 2000 Adv. Ser. Operating System	5	￥73,500.00	￥367,500.00
	Win. 2000 Server Operating System	5	￥17,500.00	￥87,500.00
Notebook and accessories	IBM P670 Notebook	2	￥3,914,500.00	￥7,829,000.00
	SHARK Floppy Disk Cabinet	2	￥2,450,000.00	￥4,900,000.00
	Oracle 9i 60 users Data base	1	￥29,000.00	￥29,000.00
Spare Parts	DLT 2/40 Library of tapes	1	￥780,000.00	￥780,000.00
	Optical fiber Channel Card	1	￥80,000.00	￥80,000.00
	Legato Backup Software	1	￥500,000.00	￥500,000.00
Medical Insurance System Software	The Information System of Medical Insurance Center	1	￥2,800,000.00	￥2,800,000.00
	The Information System of Medical Organizations	36	￥100,000.00	￥3,600,000.00
	The Employment & unemployment insurance service management System	1	￥2,500,000.00	￥2,500,000.00
	Pension Insurance Management System	1	￥2,100,000.00	￥2,100,000.00
	Medical and maternity insurance management system	1	￥2,100,000.00	￥2,100,000.00
Social Security System Software	Work-related Accident Management System	1	￥2,100,000.00	￥2,100,000.00
	Salary Saving Insurance Management System	1	￥2,100,000.00	￥2,100,000.00
	Labour Relationship Management System	1	￥2,100,000.00	￥2,100,000.00
	Occupational Skill Development Management System	1	￥2,100,000.00	￥2,100,000.00
Total				￥42,000,900.00
Total after discount				￥42,000,000.00

B.

Breakdown of One Card Communication of Nan’an City

Name	Price
Time COS Operating System	￥1,730,000.00
City Tone Card	￥12,430,000.00
PSAM	￥2,500,000.00
Management Card	￥1,330,000.00
“One Card Communication” security system	￥3,260,000.00
City Tone Card issue system	￥1,450,000.00

Sub system of One Card Communication Management Center	￥5,700,000.00
Data Exchange Center System	￥2,000,000.00
Public Information Transit Management System	￥3,200,000.00
Commercial Finance Consumption System	￥4,400,000.00
Total	￥38,000,000.00

C

Breakdown of E-government Application Expansion System of Nan’an City

1) Unit Price of Expansion Software

Coordinated Office System Client’s Terminal
Documents Receipt & Delivery Management	￥2,700.00
Information Publication	￥1,400.00
Document Management	￥1,400.00
Circulars	￥90.00
Schedule Arrangement	￥180.00
Conference Management	￥180.00
Electronic Mails	￥180.00
Internal Forum	￥180.00
Electronic Periodicals	￥310.00
Real Time Communication	￥270.00
Official Documents Exchange System Client’s Terminal
Official Documents Delivery	￥270.00
Official Documents Tracing	￥270.00
Official Documents Reminder	￥270.00
Official Documents Receipt	￥270.00
Communication Book Management	￥360.00
Official Documents Inquiry	￥450.00
Unified Administration Approval System Client’s Terminal
Approval Model	￥3,600.00
Statistical Analysis	￥1,800.00
Inquiry Appendix	￥1,400.00
Sub-total (Yuan/set)	￥15,580.00

2) Unit Price of Expansion

Unit Name	Quantity	Unit Price
PRC City Committee of Nan’an
Office of City Committee	30	￥467,400.00
Confidential Information Department	5	￥77,900.00
City Organization Department	19	￥296,020.00
Aged Members Department	7	￥109,060.00
Marketing Division	13	￥202,540.00
Office of Culture	10	￥155,800.00
Warfare Division	11	￥171,380.00
General Office of Executive & Legislation	14	￥218,120.00
Taiwan Affairs office of City	13	￥202,540.00
Office of Party Appointed Workers	4	￥62,320.00
Office of Agriculture	12	￥186,960.00
Office of Editorial	4	￥62,320.00
Disciplinary Supervision Department	33	￥514,140.00
Data Archives Department	15	￥233,700.00
Committee and Party History Research Laboratory	5	￥77,900.00
Committee and Party School	21	￥327,180.00
Office of Birth Planning of the Directly Related Department	11	￥171,380.00

Office of Maintenance of the water and Earth Committee	10	￥155,800.00
Sub-Total	237	￥3,692,460.00

People’s Government of Nan’an
Office of City Government	56	￥872,480.00
Planning Department	45	￥701,100.00
Economy and Commerce Department	40	￥623,200.00
Financial Department	56	￥872,480.00
Water Resources Department	38	￥592,040.00
Foreign Trade & Economic Cooperation Department	48	￥747,840.00
Construction Department	48	￥747,840.00
Public Affairs Department	34	￥529,720.00
Grain Department	28	￥436,240.00
Agriculture Marine Department	39	￥607,620.00
Forestry Department	45	￥701,100.00
Communications Department	62	￥965,960.00
Environmental Protection Department	32	￥498,560.00
Education Department	24	￥373,920.00
Scientific Technology Department	28	￥436,240.00
Labour Department	44	￥685,520.00
Land Resources Department	68	￥1,059,440.00
Home Affairs Department	14	￥218,120.00
Personnel Department	52	￥810,160.00
Department of Public Security	420	￥6,543,600.00
Judicial Department	138	￥2,150,040.00
Culture and Sports Department	18	￥280,440.00
Department of Health	56	￥872,480.00
Department of Audit	148	￥2,305,840.00
Department of Statistics	196	￥3,053,680.00
Population and Family Planning Committee	16	￥249,280.00
Oversea Chinese Affairs Office	12	￥186,960.00
Department of Ethnic and Religious Affairs	10	￥155,800.00
Department of Price	120	￥1,869,600.00
Civil Defence Office	24	￥373,920.00
Department of Supervision	46	￥716,680.00
Tourism Department	78	￥1,215,240.00
Department of Television & Broadcasting	286	￥4,455,880.00
Lands Revenue Department	180	￥2,804,400.00
National Tax Department	220	￥3,427,600.00
Commerce & Industry Department	168	￥2,617,440.00
Sub-total	2937	￥45,758,460.00

People’s Congress	24	￥373,920.00
Political Bureau	13	￥202,540.00
Communist Youth Party	8	￥124,640.00
Women’s Society	8	￥124,640.00
Commercial & Industry Society	4	￥62,320.00
Compatriots Society	9	￥140,220.00

Culture Society	1	￥15,580.00
Technology Coordination Society	12	￥186,960.00
Aged People Committee	5	￥77,900.00
Civil Servant Committee	1	￥15,580.00
Disability Society	5	￥77,900.00
Family Planning Society	5	￥77,900.00
Sub-Total		￥1,480,100.00

The Small Town in Nan’an City
Xi mei	78	￥1,215,240.00
Liu cheng	75	￥1,168,500.00
Mei Lin	77	￥1,199,660.00
Sheng xin	52	￥810,160.00
Dong tian	49	￥763,420.00
Lun cang	60	￥934,800.00
Ying du	40	￥623,200.00
Xiang yun	44	￥685,520.00
Mei shan	56	￥872,480.00
Jin tao	64	￥997,120.00
Peng hua	51	￥794,580.00
Shi shan	63	￥981,540.00
Matou	16	￥249,280.00
Jiudu	52	￥810,160.00
Xiang Yang	75	￥1,168,500.00
Luo dong	77	￥1,199,660.00
Le feng	52	￥810,160.00
Mei shan	49	￥763,420.00
Hong Lai	63	￥981,540.00
Hong mei	40	￥623,200.00
Kang mei	44	￥685,520.00
Feng zhou	70	￥1,090,600.00
Xia Mei	70	￥1,090,600.00
Guan qiao	51	￥794,580.00
Shui tou	63	￥981,540.00
Shijing	16	￥249,280.00
Xuefeng	34	￥529,720.00
Sub-total	1481	￥23,073,980.00

Total	4750	￥74,005,000.00
Total after discount		￥74,000,000.00